Exhibit 10.1

CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”

FIRST AMENDMENT TO THE AMENDED AND RESTATED FIXED PRICE TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF TRAINS 1 AND 2 OF THE RIO GRANDE NATURAL GAS LIQUEFACTION FACILITY

This First Amendment to the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Trains 1 and 2 of the Rio Grande Natural Gas Liquefaction Facility (this “Amendment”) is made and executed as of the 15th day of March, 2023 (the “Amendment Effective Date”) by and between Rio Grande LNG, LLC, a limited liability company organized under the laws of Texas (“Owner”), and Bechtel Energy Inc. a corporation organized under the laws of Delaware (“Contractor”) each sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Owner and Contractor entered into that certain Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Trains 1 and 2 of the Rio Grande Natural Gas Liquefaction Facility dated September 14, 2022 (“Agreement”).

Whereas, Owner and Contractor wish to amend certain provisions of the Agreement on the terms set forth herein.

AMENDMENT

Now, Therefore, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Agreement.

2.	Amendments:

a.	On or prior to March 15, 2023, Owner shall issue LNTP No. 9 in the form of Schedule 1 hereto.

b.	Section 5.2.E.1 shall be deleted and replaced with the following:

“Owner may issue NTP after the Initial NTP Deadline but on or before June 15, 2023 (the “Second NTP Deadline”), provided that the Parties shall first enter into a mutually agreed Change Order adjusting the Contract Price (including the pricing of any Additional Work Options elected by Owner) and/or the Guaranteed Substantial Completion Dates, as applicable, based on Contractor’s proposal validation as described in this Section 5.2.E.1. Contractor shall validate and adjust the Contract Price (including the pricing of any Additional Work Options elected by Owner) and/or the Guaranteed Substantial Completion Dates as a result of issuance of NTP after the Initial NTP Deadline), provided that Contractor shall not be entitled to an adjustment to the Contract Price for any (i) changes in design, quantities or Equipment (unless Owner directs such changes in design, quantities or Equipment through a Change Order) or (ii) errors or omissions of Contractor (other than errors or omissions in Contractor’s assumptions related to a change in market conditions during such timeframe). If there is an adjustment to the Guaranteed Substantial Completion Dates, Contractor shall provide an objective analysis and transparent explanation as to the adjustment.

c.

Contractor will prepare its updated proposal as outlined in Section 2b above, and the difference between such updated proposal and the Contract Price as of December 15, 2022, which difference will be no less than $[***], shall be the change in Contract Price."

d.	Section 7.9 shall be deleted and replaced with the following:

“Currency. All amounts contained herein are in and shall be paid in U.S. Dollars. Included in the Contract Price are the following amounts in U.S. Dollars based upon the following foreign (non- U.S. Dollar) currencies at the following exchange rates to the U.S. Dollar:

Foreign Currency	Value of Foreign Currency	Initial Exchange Rate	Initial Equivalent U.S. Dollar Value
Euro	€ 421,000,000	[***] U.S. $ to Euro	U.S. $ [***]

On a date that is two (2) Business Days after Owner’s issuance of NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order to account for changes in the exchange rate from the Initial Exchange Rate to the exchange rate at such date, and such adjusted Contract Price shall be stated in U.S. Dollars.

The adjustment to the Contract Price for each foreign currency will be determined as follows:

(a)    the equivalent U.S. Dollar value on the date that is two (2) Business Days after Owner’s issuance of NTP

(determined by multiplying the value of foreign currency listed above by the exchange rate quoted by Bloomberg FX Fixings rate for such foreign currency as of 9:00am NY time on the next banking day following the date that is two (2) Business Days after Owner’s issuance of NTP)

minus

(b)	the initial equivalent U.S. Dollar value listed in the table above for such foreign currency.

The Contract Price adjustment shall be the sum of the adjustments for each currency and shall be stated in U.S. Dollars. After such date that is two (2) Business Days after Owner’s issuance of NTP, Contractor assumes all risk relating to fluctuation of any foreign currency.”

e.	The first 2 paragraphs of Section 2 of Attachment LL of the Agreement shall be deleted and substituted with the following:

“Each High Value Order has an Original Combined HVO Quote that contains the Original HVO Quote and Original HVO Schedule on which the Contract Price and Key Dates are based.

Upon Owner’s written request between [***] and NTP (or after NTP, but no later than [***] Days or such other mutually agreed time period before Contractor needs to subcontract with a HVO Subcontractor to maintain Contractor’s schedule), Contractor shall require Updated Combined HVO Quotes from each of the Category A, B and C HVO Subcontractors requested by Owner (other than Capital Spare Parts). Contractor shall receive such Updated HVO Quotes from each such HVO Subcontractor and submit such Updated Combined HVO Quotes to Owner (which shall include the information required below) no later than [***] Days after Owner’s written request. Contractor shall ensure that such Updated Combined HVO Quotes has a price (Updated HVO Quote) and schedule (Updated HVO Schedule) that is fixed and valid for the period commencing upon [***] Days after such written request and ending no earlier than [***] Days after such written request. If Owner issues NTP at any time during such validity period, Contractor shall not be entitled to any further changes to the Contract Price or Key Dates for the HVOs that are the subject of Owner’s written request (but for the avoidance of doubt, excluding any changes made by Owner via a Change Order). Notwithstanding the foregoing, Contractor shall endeavor that the Category C ABB Subcontractors Updated Combined HVO Quote is binding and valid for the period commencing upon [***] Days after Owner’s written request and ending no earlier than [***] Days after such Owner’s written request, but at a minimum such validity period shall commence upon [***] Days after such Owner’s request and end no earlier than [***] Days after such Owner’s written request. It is the intent of the Parties that Owner will make only one such request to Contractor, with the intent of Owner to time such request so that NTP is issued during the validity period of the Updated Combined HVO Quotes; however, the Parties recognize that additional requests may need to be made by Owner if it miscalculates the anticipated timing of NTP or Owner decides to defer firming up a particular High Value Order (but in all cases not deferring the firming up of such High Value Order to such extent after NTP that Contractor cannot maintain its schedule).”

3.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law).

4.

Counterparts. This Amendment may be signed in any number of counterparts and each counterpart (when combined with all other counterparts) shall represent a fully executed original as if one copy had been signed by each of the Parties. Electronic signatures shall be deemed as effective as original signatures.

5.

No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect and are ratified and confirmed by Owner and Contractor in all respects as of the Amendment Effective Date.

6.

Miscellaneous Provisions. The terms of this Amendment are hereby incorporated by reference into the Agreement. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. The recitals set forth in the recitals above are incorporated herein by this reference. Captions and headings throughout this Amendment are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction, or meaning of any provision.

[Signature Page Follows]

IN WITNESS WHEREOF, Owner and Contractor have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Contractor: BECHTEL ENERGY INC.	Owner: RIO GRANDE LNG, LLC
By: /s/ Bhupesh Thakkar	By: /s/ Matt Schatzman
Printed Name: Bhupesh Thakkar	Printed Name: Matt Schatzman
Title: Senior Vice President and General Manager, LNG Business Line	Title: President and Chief Executive Officer

SCHEDULE 1

FORM OF LIMITED NOTICE TO PROCEED #9

Date: March 15, 2023

Via Electronic and Certified Mail

Bechtel Energy Inc.

3000 Post Oak Blvd.

Houston, Texas 77056

Attention: [***]

Re:         Limited Notice to Proceed #9

Pursuant to Section 5.2B of the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Trains 1 and 2 of the Rio Grande Natural Gas Liquefaction Facility, by and between Rio Grande LNG, LLC (“Owner”) and Bechtel Energy Inc. (“Contractor”), dated as of September 14, 2022 (the “Agreement”), this letter (“LNTP No. 9”) shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed, pursuant to the terms and conditions of the Agreement and this LNTP No. 9, with that certain portion of the Work as described herein. Terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Contractor shall commence to perform the Work as identified in Attachment 1 under this LNTP No. 9 in accordance with the terms and conditions of the Agreement, until the earlier to occur of (1) the occurrence of NTP under the Agreement; or (2) 11:59 P.M. local Houston time on June 15, 2023 (the “LNTP No. 9 Termination Date”). Contractor shall use reasonable efforts to execute the Work identified in Attachment 1 by the LNTP No. 9 Termination Date (provided NTP does not occur prior to such date).

Contractor is hereby authorized to invoice for the performance of this LNTP No. 9 for the time period from the LNTP No. 9 Date through June 15, 2023 as set out in Attachment 2.

LNTP No. 8, Amendment 3, shall be invoiced to Owner on April 1, 2023, and Owner shall pay such invoice in accordance with Section 7.2D of the Agreement.

[***] Owner shall have care, custody and control of the Site and (a) Owner shall perform, or cause to be performed, the Site maintenance activities required to maintain the Site in the same condition as received on March 31, 2023 until issuance of NTP; and (b) if the Work performed under the Agreement is damaged, Owner shall repair such Work with respect to such damage as a condition precedent to issuing NTP.

Owner:	Contractor:

By	By
/s/ Matthew K. Schatzman	/s/ Bhupesh Thakkar
Matthew K. Schatzman	Bhupesh Thakkar
President and CEO	Senior Vice President
Date: March 15, 2023	Date: March 15, 2023

ATTACHMENT 1 TO LNTP NO. 9 - SCOPE OF WORK

[***]

ATTACHMENT 2 TO LNTP NO. 9 - PAYMENT SCHEDULE

MONTH	DURATION	PAYMENT VALUE
MONTH 1	MARCH 16, 2023 THROUGH APRIL 15, 2023	U.S.$ [***]
MONTH 2	APRIL 16, 2023 THROUGH MAY 15, 2023	U.S.$ [***]
MONTH 3	may 16, 2023 through June 15, 2023	U.S.$ [***]
TOTAL		U.S.$ [***]